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                                                                    Exhibit 23.1


                 CONSENT OF ERNST & YOUNG INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of PeopleSoft Inc. for the registration of 821,853 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1999, with respect to the consolidated financial statements of PeopleSoft Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP


Walnut Creek, California
August 27, 1999